UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 3, 2008

Date of earliest event reported: March 28, 2008

Constellation Energy Partners LLC

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Market Place Baltimore, MD	21202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 468-3500

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information discussed in Items 2.01 and 2.03 below is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Constellation Energy Partners LLC (the “Company”) previously announced in its Form 8-K filed on February 25, 2008, that it had entered into a definitive purchase agreement (the “Purchase Agreement”) with CoLa Resources LLC (“CoLa”) to acquire all of CoLa’s interests in 83 non-operated producing wells located in the Woodford Shale in the Arkoma Basin, Oklahoma with an average net revenue interest per well of 9.2 % for an aggregate purchase price of approximately $53.4 million, subject to purchase price adjustments (the “Acquisition”). CoLa is an affiliate of Constellation Energy Group, Inc., the Company’s sponsor. The transaction was previously approved by the Company’s conflicts committee. In its review, the Company’s conflicts committee considered various economic factors (including historical and estimated future production, estimated proved reserves, future pricing estimates and operating cost estimates) regarding the Acquisition, determined that the Acquisition was fair and in the best interests of the Company and approved the transaction. On March 31, 2008, the Company amended the Purchase Agreement to provide that CoLa would obtain certain consents to assign a related lease and amend an exhibit to the original Purchase Agreement. On March 31, 2008, the Company also closed the Acquisition. The description of the Acquisition and terms of the Purchase Agreement contained in the Company’s 8-K filed on February 25, 2008 are incorporated herein by reference. A copy of the Purchase Agreement and the amendment to the Purchase Agreement are filed as Exhibit 2.1 and Exhibit 2.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

In connection with the closing of the Acquisition, Constellation Energy Commodities Group, Inc. (“CCG”), an affiliate of the Company’s sponsor, entered into a guaranty agreement (the “Guaranty Agreement”) with a wholly owned subsidiary of the Company. Pursuant to the Guaranty Agreement, CCG agreed to guarantee potential payment obligations of CoLa under certain indemnification provisions of the Purchase Agreement. The maximum liability under the Guaranty Agreement for CCG is $10.7 million for certain indemnity related obligations under the Purchase Agreement and $9.2 million for certain title defect obligations under the Purchase Agreement. A copy of the Guaranty Agreement is filed as Exhibit 2.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On March 28, 2008, the Company entered into a new credit agreement and an amended and restated credit agreement, each as discussed below. The two agreements contain similar commercial terms with the same lenders participating in the same applicable percentages. A cross-default feature provides that an event of default under one agreement constitutes an event of default under the other. Each credit agreement is secured by distinct mortgages of properties as well as guarantees by certain of the Company’s affiliates.

New Credit Agreement

On March 28, 2008, the Company entered into a new $500.0 million secured credit agreement (the “Credit Facility”) with The Royal Bank of Scotland plc as administrative agent (the “Administrative Agent”). The amount available for borrowing at any one time is limited to the borrowing base for the Company’s properties not in the State of Alabama, which is initially set at $150.0 million. The borrowing base will be re-determined semi-annually by the lenders in their sole discretion based on reserve reports as prepared by reserve engineers, together with, among other things, the natural gas and oil prices at such time. Any increase in each borrowing base must be approved by 100% of the lenders. Under certain conditions, the credit facility may be increased up to an additional $250.0 million. The Credit Facility matures on October 31, 2010.

Borrowings under the Credit Facility are available for acquisition, exploration, operation and maintenance of natural gas and oil properties located in states other than Alabama, payment of expenses incurred in connection with the credit facilities, working capital and general limited liability company purposes. The Credit Facility has a sub-limit of $20.0 million which may be used for the issuance of letters of credit.

At the Company’s election, interest for borrowings under the Credit Facility is determined by reference to (i) the London interbank rate, or LIBOR, plus an applicable margin between 1.25% and 2.00% per annum based on utilization or (ii) a domestic bank rate plus an applicable margin between 0.25% and 1.00% per annum based on utilization. Interest on borrowings under the Credit Facility is generally payable quarterly for domestic bank rate loans and at the applicable maturity date for LIBOR loans.

The Credit Facility contains various covenants that limit, among other things, the Company’s, and certain of the Company’s subsidiaries’, ability to incur certain indebtedness, grant certain liens, merge or consolidate, sell all or substantially all of the Company’s assets, make certain loans, acquisitions, capital expenditures and investments, make distributions other than from available cash.

In addition, the Company, is required to maintain (i) a ratio of debt to Adjusted EBITDA (defined as, for any period, the sum of consolidated net income for such period plus the following expenses or charges to the extent deducted from consolidated net income in such period: interest expense, depreciation, depletion, amortization, write off of deferred financing fees, impairment of long-lived assets, (gain) loss or sale of assets, (gain) loss from equity investment, accretion of asset retirement obligation, unrealized (gain) loss on natural gas derivatives and realized (gain) loss on cancelled natural gas derivatives, and other similar charges) of not more than 3.50 to 1.00; (ii) Adjusted EBITDA to cash interest expense of not less than 2.5 to 1.0; (iii) consolidated current assets, including the unused amount of the total commitments but excluding current non-cash assets, to consolidated current liabilities, excluding non-cash liabilities, of not less than 1.0 to 1.0, all calculated pursuant to the requirements under SFAS No. 133 and 143 (including the current liabilities in respect of the termination of natural gas and interest rate swaps).

The Credit Facility also includes customary events of default, including events of default relating to non-payment of principal, interest or fees, inaccuracy of representations and warranties in any material respect when made or when deemed made, violation of covenants, cross-defaults, bankruptcy and insolvency events, certain unsatisfied judgments, guaranties not being valid under the Credit Facility and a change of control. If an event of default occurs under the credit facility, the lenders will be able to accelerate the maturity of the Credit Facility and exercise other rights and remedies.

Borrowings under the Credit Facility are secured by various mortgages of properties that the Company owns as well as a security and pledge agreement among the Company and certain of its subsidiaries and the Administrative Agent.

On March 28, 2008, the Company borrowed $131.0 million under the term loan portion of the Credit Facility. A portion of the proceeds of the borrowings (less associated transaction costs) were used to finance the aggregate consideration for the Acquisition, and a portion of the proceeds of the borrowings (less associated transaction costs) were used to repay existing indebtedness.

The foregoing description is qualified in its entirety by reference to the full text of the Credit Facility, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 2.03 by reference.

Amended and Restated Credit Agreement

In addition, on March 28, 2008, the Company amended and restated its existing credit facility by entering into an amended and restated credit agreement with the Administrative Agent (the “Amended and Restated Credit Facility”). The amount available for borrowing at any one time is limited to the borrowing base for the Company’s properties in the State of Alabama, which is initially set at $90.0 million. The borrowing base will be re-determined semi-annually by the lenders in their sole discretion based on reserve reports as prepared by reserve engineers, together with, among other things, the natural gas and oil prices at such time. Any increase in each borrowing base must be approved by 100% of the lenders. The Amended and Restated Credit Facility matures on October 31, 2010.

Borrowings under the Amended and Restated Credit Facility are available for acquisition, exploration, operation and maintenance of natural gas and oil properties located in Alabama, payment of expenses incurred in connection with the credit facilities, working capital and general limited liability company purposes. The Amended and Restated Credit Facility has a sub-limit of $20.0 million which may be used for the issuance of letters of credit.

At the Company’s election, interest for borrowings under the Amended and Restated Credit Facility is determined by reference to (i) the London interbank rate, or LIBOR, plus an applicable margin between 1.25% and 2.00% per annum based on utilization or (ii) a domestic bank rate plus an applicable margin between 0.25% and 1.00% per annum based on utilization. Interest on borrowings under the Amended and Restated Credit Facility is generally payable quarterly for domestic bank rate loans and at the applicable maturity date for LIBOR loans.

The Amended and Restated Credit Facility contains various covenants that limit, among other things, the Company’s, and certain of the Company’s subsidiaries’, ability to incur certain indebtedness, grant certain liens, merge or consolidate, sell all or substantially all of the Company’s assets, make certain loans, acquisitions, capital expenditures and investments, make distributions other than from available cash.

In addition, the Company, is required to maintain (i) a ratio of debt to Adjusted EBITDA (defined as, for any period, the sum of consolidated net income for such period plus the following expenses or charges to the extent deducted from consolidated net income in such period: interest expense, depreciation, depletion, amortization, write off of deferred financing fees, impairment of long-lived assets, (gain) loss or sale of assets, (gain) loss from equity investment, accretion of asset retirement obligation, unrealized (gain) loss on natural gas derivatives and realized (gain) loss on cancelled natural gas derivatives, and other similar charges) of not more than 3.50 to 1.00; (ii) Adjusted EBITDA to cash interest expense of not less than 2.5 to 1.0; (iii) consolidated current assets, including the unused amount of the total commitments but excluding current non-cash assets, to consolidated current liabilities, excluding non-cash liabilities, of not less than 1.0 to 1.0, all calculated pursuant to the requirements under SFAS No. 133 and 143 (including the current liabilities in respect of the termination of natural gas and interest rate swaps).

The Amended and Restated Credit Facility also includes customary events of default, including events of default relating to non-payment of principal, interest or fees, inaccuracy of representations and warranties in any material respect when made or when deemed made, violation of covenants, cross-defaults, bankruptcy and insolvency events, certain unsatisfied judgments, guaranties not being valid under the Amended and Restated Credit Facility and a change of control. If an event of default occurs under the credit facility, the lenders will be able to accelerate the maturity of the credit agreement and exercise other rights and remedies.

Borrowings under the Amended and Restated Credit Facility are secured by various mortgages of properties the Company owns in Alabama as well as a security and pledge agreement among the Company and certain of its subsidiaries and the Administrative Agent.

On March 28, 2008, the Company borrowed $81.0 million under the term loan portion of the Amended and Restated Credit Agreement, the proceeds of which (less associated transaction costs) were used to repay existing indebtedness.

A copy of the Amended and Restated Credit Facility is filed as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On April 3, 2008, the Company issued a press release announcing the closing of the Acquisition. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The press release is being furnished pursuant to General Instruction B.2 of Form 8-K and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor is it subject to the liabilities of that section or deemed incorporated by reference in any filing by the Company under the Exchange Act and the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
*2.1	Agreement for Purchase and Sale, dated as of February 19, 2008, between CoLa Resources LLC and CEP Mid-Continent LLC.

*2.2	First Amendment to Agreement for Purchase and Sale, dated as of March 31, 2008, between CoLa Resources LLC and CEP Mid-Continent LLC.

2.3	Guaranty Agreement, dated as of March 31, 2008, between Constellation Energy Commodities Group, Inc. and CEP Mid-Continent LLC.

10.1	Credit Agreement, dated as of March 28, 2008, among Constellation Energy Partners LLC, each of the Lenders party thereto, The Royal Bank of Scotland plc, as administrative agent for the Lenders, RBS Securities Corporation dba RBS Greenwich Capital, as lead arranger and sole book runner and BNP Paribas and Wachovia Bank N.A., as co-syndication agents.

Exhibit Number	Description
10.2	Amended and Restated Credit Agreement, dated March 28, 2008, among Constellation Energy Partners LLC, each of the Lenders party hereto, The Royal Bank of Scotland plc, as administrative agent for the Lenders, RBS Securities Corporation dba RBS Greenwich Capital, as lead arranger and sole book runner and BNP Paribas and Wachovia Bank N.A., as co-syndication agents.

99.1	Press release dated April 3, 2008.

* The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTELLATION ENERGY PARTNERS LLC

Date: April 3, 2008	By:	/s/ Charles C. Ward
Charles C. Ward
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
*2.1	Agreement for Purchase and Sale, dated as of February 19, 2008, between CoLa Resources LLC and CEP Mid-Continent LLC.

*2.2	First Amendment to Agreement for Purchase and Sale, dated as of March 31, 2008, between CoLa Resources LLC and CEP Mid-Continent LLC.

2.3	Guaranty Agreement, dated as of March 31, 2008, between Constellation Energy Commodities Group, Inc. and CEP Mid-Continent LLC.

10.1	Credit Agreement, dated as of March 28, 2008, by and among Constellation Energy Partners LLC, each of the lenders party thereto, The Royal Bank of Scotland plc, as administrative agent for the lenders, and BNP Paribas and Wachovia Bank N.A., as co-syndication agents.

10.2	Amended and Restated Credit Agreement, dated March 28, 2008, among Constellation Energy Partners LLC, each of the Lenders party hereto, The Royal Bank of Scotland plc, as administrative agent for the Lenders, and BNP Paribas and Wachovia Bank N.A., as co-syndication agents.

99.1	Press release dated April 3, 2008.

* The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such schedules to the Securities and Exchange Commission upon request.